EXHIBIT 23.14

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1999 except for Note 10 as to which the date is February 3, 1999, with respect to the financial statements of Midwest Internet, L.L.C. included in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of OneMain.com, Inc. for the registration of its Common Stock.

                                                /s/ Ernst & Young LLP

St. Louis, Missouri
January 31, 2000